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                                      EXHIBIT 23.4

                            Independent Auditor's Consent
                            -----------------------------

     We consent to incorporation by reference in the registration statement (No. 333 - 61021) on Form S-4 of U.S. Office Products Company of our report dated August 28, 1996 with respect to the balance sheet of Hano Document Printers, Inc. as of December 31, 1995, and the related statements of income, stockholder's equity, and cash flows for the year then ended which report appears in the April 25, 1998 annual report on Form 10-K of U.S. Office Products Company and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/  KPMG Peat Marwick LLP
--------------------------

KPMG PEAT MARWICK LLP
Norfolk, Virginia
November 2, 1998